UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, the Board of Directors of Brighthouse Financial, Inc. (the “Company”) appointed Kristine H. Toscano as the Company’s Chief Accounting Officer (“CAO”), effective September 10, 2021. Ms. Toscano will succeed Lynn A. Dumais, who will step down from the position of CAO effective as of Ms. Toscano’s appointment. Ms. Dumais’ decision to step down from the position of CAO is not due to any matters related to the Company’s financial statements or disclosures, or accounting principles and practices and she will remain with the Company to lead certain key initiatives.

From June 2015 until August 2021, Ms. Toscano, age 45, served as Vice President, Assistant Controller of Lincoln National Corporation (“Lincoln Financial”), an insurance and financial services company. She also served as Lincoln Financial’s Vice President, Accounting Policy from February 2008 until June 2015. Prior to joining Lincoln Financial, Ms. Toscano was Assistant Corporate Controller at VIASYS Healthcare Inc. She has also held roles at ACE Insurance Company and Ernst & Young LLP.

In connection with her appointment, Ms. Toscano will receive an annual base salary of $360,000 (prorated for fiscal year 2021). She will have a target annual bonus opportunity under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan of 75% of her annual base salary (also prorated for fiscal year 2021) and will be eligible to receive equity awards under the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the “LTI Plan”), for fiscal year 2021 with a target opportunity of 75% of her annual base salary (consisting of 40% restricted stock units (“RSUs”) and 60% performance share units), in each case subject to the terms of the applicable plan, individual performance and the Company’s achievement of certain specified performance goals. Equity awards under the LTI Plan are also subject the applicable award agreement (including the award agreement supplement).

Ms. Toscano will also receive a sign-on payment of $85,000 (the “Sign-On Payment”), payable following 30 completed calendar days of service, subject to repayment under certain circumstances if Ms. Toscano’s employment is terminated prior to August 29, 2022. In addition, subject to Ms. Toscano’s continued employment with the Company, on October 1, 2021 (the “Grant Date”), she will receive: (1) an award of RSUs valued at $68,000 as of the Grant Date that vest on the first anniversary of the Grant Date, (2) an award of RSUs valued at $79,000 as of the Grant Date that vest on the second anniversary of the Grant Date and (3) an award of RSUs valued at $84,000 as of the Grant Date that vest on the third anniversary of the Grant Date (in each case with the number of RSUs subject to the award to be determined based on the closing price of the Company’s common stock as of the Grant Date), granted under the LTI Plan. The Sign-On Payment and RSU awards are intended to replace incentives from her prior employer relinquished by Ms. Toscano to join the Company. The RSU awards are subject to the terms of the LTI Plan and the applicable award agreement (including the award agreement supplement).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
	Name:	Jacob M. Jenkelowitz
	Title:	Corporate Secretary

Date: September 2, 2021

2